CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer
Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS

FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2007 AND DECLARES CASH DIVIDEND

HONOLULU, HAWAII, May 14, 2007 -- Barnwell Industries, Inc., (AMEX: BRN) today reported net earnings of $1,258,000 ($0.15 per share - diluted) and $2,372,000 ($0.27 per share – diluted) for the three and six months ended March 31, 2007, as compared to net earnings of $3,423,000 ($0.39 per share – diluted) and $9,763,000 ($1.12 per share – diluted) for the three and six months ended March 31, 2006.

Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, “The decline in net earnings was principally due to the recognition of deferred tax benefits of $1,960,000 and $4,130,000 in the three and six months ended March 31, 2006, respectively. There were no such benefits in this year’s periods. Also, the six months ended March 31, 2006 included a $700,000 gain from the sale of a drill rig and no such gain occurred this year.

“We are pleased to report that we have recently, through a wholly-owned subsidiary, invested in an 80% owned venture that purchased fee simple ownership of two single-family house lots and agreed to acquire five additional lots in the Lot 4A Increment I area of Kaupulehu, North Kona, on the island of Hawaii to construct turnkey single family homes for future sale. We believe this investment, together with our 1.5% passive investment last quarter in Hualalai Resort, one of the most successful resort projects in the U.S., will open up new opportunities for the future growth of the Company.

“Our oil and natural gas segment invested $4,986,000 and $9,419,000 in oil and gas exploration and development during the three and six months ended March 31, 2007, respectively, participating in the drilling of 14 gross (2.6 net) wells during the three months ended March 31, 2007. Of these 14 gross wells, 12 gross (1.6 net) wells are considered to be successful while one gross well is being evaluated and one gross well was unsuccessful.”

Barnwell Industries also announced today that its Board of Directors has declared a cash dividend of $0.05 per share, payable June 15, 2007, to stockholders of record on June 1, 2007.

Continued From Page One

May 14, 2007

Page Two

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements”, “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the year ended September 30, 2006 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2007	2006	2007	2006

Revenues	$ 11,163,000	$ 13,467,000	$ 24,431,000	$ 31,068,000

Net earnings	$ 1,258,000	$ 3,423,000	$ 2,372,000	$ 9,763,000

Earnings
per share – basic	$ 0.15	$ 0.42	$ 0.29	$ 1.20

Earnings
per share – diluted	$ 0.15	$ 0.39	$ 0.27	$ 1.12

Weighted average common
shares outstanding:
Basic	8,194,707	8,169,060	8,181,742	8,169,060

Diluted	8,613,439	8,734,661	8,642,402	8,714,949